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Exhibit 5.1

Nelson Mullins Riley & Scarborough, LLP
Attorneys and Counselors at Law
104 South Main Street / Ninth Floor / Greenville, SC 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

July 14, 2017

South State Corporation
520 Gervais Street
Columbia, South Carolina 29201

        Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to South State Corporation (the “Company”) in connection with the review of the authorization and issuance of up to 7,699,485 shares (the “Shares”) of the Company’s common stock, par value $2.50 per share, to be issued pursuant to the Agreement and Plan of Merger between the Company and Park Sterling Corporation (“Park Sterling”), dated as of April 26, 2017 (the “Merger Agreement”), as described in the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating thereto. This opinion is furnished pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering this opinion, we have examined the articles of incorporation filed by the Company with the South Carolina Secretary of State, the bylaws of the Company, minutes of meetings of its board of directors, and such other corporate records of the Company and other documents, and have made such examinations of law, as we have deemed necessary for purposes of this opinion. In addition, in rendering this opinion we have relied, with your consent and without verification, upon oral and written representations of officers of the Company, certificates of officers of the Company and public officials, and the representations and warranties of the Company and Park Sterling set forth in the Merger Agreement, in each case with respect to the accuracy of the factual matters addressed in such representations, warranties and certificates. Furthermore, in rendering this opinion, we have assumed with your consent and without verification, that the Company and Park Sterling will each comply with their respective covenants set forth in the Merger Agreement, compliance with fiduciary duties, and the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

        Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that upon (i) the Registration Statement becoming effective under the Securities Act; (ii) the valid receipt of the requisite shareholder votes and satisfaction or waiver of the other closing conditions in the Merger Agreement; and (iii) the consummation of the merger of Park Sterling with and into the Company as contemplated in the Merger Agreement and the Registration Statement and the issuance of the Shares in the manner contemplated in the Merger Agreement and the Registration Statement, the Shares will be legally issued, fully paid, and nonassessable.

        The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

        We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant to the Securities Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

        Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the South Carolina Business Corporation Act (including the statutory provisions, all applicable provisions of the South Carolina Constitution and reported judicial decisions interpreting those laws).

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the South Carolina Business Corporation Act be changed by legislative action, judicial decision or otherwise.

Very truly yours,
/s/ Nelson Mullins Riley & Scarborough, LLP
NELSON MULLINS RILEY & SCARBOROUGH, LLP

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  Exhibit 5.1